UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): July 18, 2012

OAKRIDGE INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	98-0648307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Suite 5, Level 2, Malcolm Reid Building, 187 Rundle Street Adelaide SA 5000, Australia	n/a
(Address of principal executive offices)	(Zip code)

Tel: +618-8120 0248 Fax: +618-8312 0248
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2012, Mr. Ku Sau Shan ("Mr. Ku") tendered his resignation to resign from all his positions as CEO, President, Director, Treasurer, and Secretary in Oakridge International Corporation (the Company').

On the same day, the Board appointed Dr. Herbert Ying Chiu Lee ("Dr. Lee") as CEO, President and Director of the Company. Dr. Lee received his Bachelor of Applied Science in structural engineering in 1977 from the University of British Columbia, B. C., Canada. He obtained his training in structural design in Hong Kong after his graduation. In 1982, he became a corporate member of the Institute of Structural Engineer (MIStructE.) and subsequently he obtained his Chartered Engineer title from the Engineering Council of the United Kingdom. In 2004, Dr. Lee finished his Master of Technology Management degree at the Hong Kong University of Science and Technology. His major study is technology management. After that he joined Hong Kong Polytechnic University as an engineering doctoral student conducting research in knowledge management discipline. His major research is organizing information through his newly developed semantic search engine. In 2011, Dr. Lee had been conferred the degree of Doctor of Engineering. Over the past 15 years, Dr. Lee has extensive working experience in technology management. His expertise is in knowledge management systems and 3D autostereoscopic display. He has also actively involved in the education sector. He is also the founding chair of Institute of Applications in Academia and Industry (IAAI), a worldwide community to untap innovative research applications and bridge the gap between theory and practice.

Dr. Lee has been chosen by the Wuxi Government under its "530" Plan for the year 2011 for his innovation and business development capability. Wuxi '530' Plan is a plan to introduce advanced overseas entrepreneurs for the city. It was launched in April of 2006, and aimed to introduce 30 advanced overseas entrepreneurs within 5 years. Subsequently after the award, Dr. Lee has established an advance 3D autostereoscopic lab in one of the Wuxi high tech industrial parks for developing advance 3D autostereoscopic display technology.

On the same day, the Board appointed Mr. Con Unerkov as Treasurer and Secretary of the Company. Mr. Unerkov will remain in his position as Director and Chief Financial Officer of the Company.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2012	OAKRIDGE INTERNATIONAL CORPORATION

By: /s/ Con Unerkov
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Name: Con Unerkov
Title: Director